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                                                                    EXHIBIT 10.4


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 16th day of July, 1998 by and between DONALD G. JOHNSTON, an individual resident of Alabama (hereinafter referred to as "Consultant") and BOYD BROS. TRANSPORTATION INC., a Delaware corporation (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

         WHEREAS, Consultant has heretofore been employed by the Company as President and Chief Executive Officer;

         WHEREAS, Consultant has retired from his employment with the Company;

         WHEREAS, Company desires for Consultant to provide certain consulting services for the Company and to agree to certain restrictions concerning confidential information and noncompetition as set forth herein and to make certain payments to Consultant in consideration therefor;

         NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

1.       CONSULTING.

         1.1 The Company hereby engages the Consultant to perform and the Consultant hereby agrees to perform the consulting services in Section 1.2 below to commence August 1, 1998 and terminate on July 31, 2001 (the "Term"). Consultant shall make himself available to perform consulting services for the Company for up to eight (8) working days per month, on such days, at such times, and in such locations as the Chief Executive Officer of the Company shall reasonably request.

         1.2 The consulting services to be performed by Consultant shall include advice on marketing, sales, driver recruitment and retention and such other consulting services as may be agreed upon from time to time by Consultant and the Company ("Consulting Services"). Consultant shall report to the Chief Executive Officer of the Company only, or to the Chief Executive Officer's designee.

2.       COMPENSATION.

         2.1 In consideration for the Consulting Services to be performed by Consultant described in Section 1.2 hereof, Consultant's undertakings concerning Confidential Information set forth in Section 3 hereof, and Consultant's undertakings concerning noncompetition set forth in Section 5 hereof, the Company shall pay Consultant a consultant





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fee of $12,500 per month (less applicable taxes and withholdings as required by law) in accordance with Boyd's normal payroll procedures (the "Consulting Fee") through and including January 31, 2001. The Consulting Fee shall not exceed $375,000 in the aggregate through the end of the Term of this Agreement.

         2.2 Consultant shall be entitled to reimbursement of all reasonable expenses incurred in performance of his duties hereunder, including without limitation, reimbursement of mileage expenses when on business of the Company.

         2.3 Except as explicitly set forth in this Section 2, Consultant shall not be entitled to any compensation or benefits from the Company or any of its affiliates for services under this Agreement.

         2.4 In the event of Consultant's death or disability, the payments contemplated in Section 2.1 shall be paid to his estate or to Consultant, as the case may be, in accordance with the terms thereof regardless of the provisions of Section 1 hereof.

3.       CONFIDENTIAL INFORMATION.

         3.1 Subject to the provisions of Subsection 3.3 hereof, Consultant shall keep confidential and not directly or indirectly disclose or divulge to any person nor use or otherwise appropriate for Consultant's own benefit, pricing information, marketing information, sales techniques of the Company or any other of the following confidential information or documents of or relating to the Company: confidential records, client and customer lists, information about client requirements, terms of contracts with clients and customers, and planning and financial information of the Company (hereinafter referred to as the "Confidential Information"). Consultant hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Information recited herein are in addition to, and not in lieu of, any rights or remedies which the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets or proprietary information, and the enforcement by the Company of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

         3.2 Consultant shall not utilize the Confidential Information for any purpose except the purpose for which the Confidential Information is being disclosed to the Consultant.

         3.3 The obligation of nondisclosure and nonuse set forth in this
Section 3 shall expire two (2) years after the last date on which the Consultant performs consulting services hereunder and shall not apply to any Confidential Information that was: (a) in the public domain at the time it was disclosed to the Consultant or subsequently came into the public domain through no fault of the Consultant; (b) rightfully known by the Consultant prior to its disclosure to him or independently developed by the Consultant outside of his employment or consulting engagement with the Company; or (c) received by the Consultant as a matter of



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right from a source other than the Company or another person subject to a confidentiality obligation to Company.

4.       DISCLOSURE UNDER LEGAL COMPULSION.

         In the event that Consultant or any of Consultant's representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, any similar process or otherwise) to disclose any of the Confidential Information, Consultant shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, Consultant agrees to furnish only that portion of the Confidential Information which is required to be disclosed in the written opinion of Consultant's counsel, and to use reasonable efforts to obtain confidential treatment of such of the disclosed information which the Company so designates.

5.       NONCOMPETITION.

         5.1 The Consultant recognizes that he has acquired and will continue to acquire and develop unique contacts, skills and talents during his relationship with the Company. The Consultant will have many opportunities to develop on the Company's behalf the loyalty and goodwill of the Company's customers, prospective customers and suppliers in the commercial trucking industry. The Consultant realizes and agrees that the Company has a protectible interest in such relationships the Consultant establishes or nurtures with the Company's customers, prospective customers and suppliers while engaged by the Company. Accordingly, the Consultant agrees that the Company should be allowed to prevent Consultant, before and after termination of his consulting relationship with the Company hereunder, from unfairly competing with the Company or benefiting from the expenditures made by the Company in establishing or nurturing its relationships with customers and prospective customers. The Consultant acknowledges that such conduct on his part would harm and damage the legitimate business interests of the Company.

         5.2 During the term of the Consultant's consulting relationship with the Company hereunder, the Consultant covenants that he will not, within the territories listed on Exhibit A hereto ("Territories"), directly or indirectly compete with the Company by carrying on Business (as defined in Section 5.5 below) which is substantially similar to the Business of the Company. The Consultant acknowledges that he has, and will continue to have, substantial direct or indirect contact with customers, prospective customers, and suppliers in the Territories.

         5.3 For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) managing, supervising, or otherwise participating in a management or supervisory capacity in flatbed and related non-enclosed truckload carrier for hire operations; (ii) calling on, soliciting, taking away, accepting as a customer or attempting to call on,



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solicit, take away or accept as a customer any individual, partnership, corporation, limited liability company or association that is or was a customer of the Company during the twelve calendar month period immediately preceding such act with whom the Consultant had contact; (iii) soliciting, taking away or attempting to solicit or take away any employee of the Business, either on the Consultant's behalf or on behalf of any other person or entity, who was an employee of the Company during the twelve calendar month period immediately preceding such act, or (iv) entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation, limited liability company or association. It is expressly acknowledged that Johnston may hire Becky Ryland, David Johnston, Scott Schell and Rosie Clark.

         5.4 For the purposes of this Agreement, the words "directly or indirectly" as used herein shall mean (i) acting as an agent, representative, consultant, officer, director, member, independent contractor, or employee of any entity or enterprise which is competing with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, member, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective customer of the Company.

         5.5 For purposes of this Agreement, the term "Business" shall mean the flatbed or related non-enclosed truckload carrier for hire operations, in which the Company now or hereafter engages, or has an immediate intention to engage.

         5.6 During the term of the Consultant's consulting relationship with the Company hereunder, the Consultant also covenants and agrees not to hire or attempt to hire for himself or another employer any employee of the Company or directly or indirectly cause any such employee to leave his employment in order to work for another.

         5.7 In the event the Company shall have failed to make any payments called for under this Agreement which shall remain uncured for more than ninety
(90) days, Consultant shall not be obligated under this Section 5, but only for such time as the Company's payment defaults shall remain uncured.

6.       INJUNCTION.

         6.1 It is the understanding of the parties that the obligations of the Consultant set forth in Sections 3 and 5 of this Agreement relating to Confidential Information and noncompetition will be enforced to the fullest extent permissible under the laws and public policies in any jurisdiction in which enforcement is sought, and shall survive the termination of this Agreement and/or Consultant's engagement with the Company.



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         6.2 If there is a breach or threatened breach of any provision of this
Agreement, the Company shall be entitled to seek and obtain an injunction restraining the Consultant from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

         6.3 If any court shall determine that the duration, geographical limit or any other aspect of any restriction contained in this Agreement is unenforceable, it is the intention of the parties that any restrictive covenants set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render them valid and enforceable.

         6.4 The Consultant acknowledges and agrees that the prohibition against disclosure of Confidential Information recited in Section 3 hereof is in addition to, and not in lieu of, any rights or remedies which the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets and that the enforcement by the Company of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or remedies which it may possess in law or at equity absent this Agreement.

7.       SEVERABILITY.

         If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable (subject to Subsection 6.3 above), such provision shall be deemed amended to delete therefrom the portion adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

8.       NOTICES.

         Any notice required or permitted to be given under this Agreement shall be given in writing and sent by certified mail, postage prepaid, return receipt requested, to the last known residence in the case of the Consultant or to the Company's principal office in the case of the Company.

9.       AMENDMENT; SUCCESSORS AND ASSIGNS.

         This Agreement may not be changed orally, but only by an agreement in writing, duly signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, and, in the case of Consultant, shall inure to the benefit of his heirs, legatees, executors, administrators and guardians.

10.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.



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11.      BREACH OF AGREEMENT.

         Consultant agrees that in the event Consultant breaches any material provisions of this Agreement, the Company shall be entitled, in addition to any other remedies the Company may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to Consultant pursuant to this or any other agreement to which Consultant and the Company are parties, which notice of offset shall include an indication of the reasons therefor.



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                  IN WITNESS WHEREOF, the parties have executed this Agreement and set their hands and seals thereto as of the date first above written.

                                       BOYD BROS. TRANSPORTATION INC.

                                       [SEAL]

                                       By: /s/ Miller Welborn
                                           -------------------------------------

                                       Name: Miller Welborn
                                             -----------------------------------
                                       Title: Chief Executive Officer

                                       /s/ Donald G. Johnston
                                       -----------------------------------------
                                       DONALD G. JOHNSTON






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                                   EXHIBIT A

                           LIST STATES IN WHICH BOYD
                        IS PRESENTLY CONDUCTING BUSINESS

          Louisiana                                        Michigan
          Mississippi                                      Virginia
          Alabama                                          West Virginia
          Georgia                                          Pennsylvania
          Florida                                          New York
          South Carolina                                   Maryland
          North Carolina                                   District of Columbia
          Tennessee                                        Vermont
          Kentucky                                         New Hampshire
          Illinois                                         Maine
          Indiana                                          Massachusetts
          Ohio                                             Connecticut
          Wisconsin                                        Rhode Island
          Texas                                            Oklahoma
          Arkansas                                         Missouri
          Kansas                                           Nebraska
          Iowa                                             Minnesota
          Delaware                                         New Jersey